Consent of Independent Registered Public Accounting Firm
Exhibit 23.1

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statements (No. 333-269623) on Form S-3ASR and (Nos. 333-188674, 333-205842, 333-218568, 333-225549, 333-231571, 333-240075, 333-258123, and 333-279416) on Form S-8 of our reports dated February 6, 2026, with respect to the consolidated financial statements of Halliburton Company and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 6, 2026